Exhibit 16

August 17, 2009

Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:  Sionix  Corporation

File No. 002-95626-D

We  have  read  the  statements  that  we  understand Sionix  Corporation will include  under  Item  4.01 and 4.02 of the Form 8-K report, dated August 7, 2009.  We agree with such statements made regarding our firm.

Very truly yours,

/s/Kabani & Company, Inc.